Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS

FISCAL 2021 THIRD QUARTER RESULTS

Capacity Restrictions Continue to Ease in Company’s Markets

MSG Networks Acquisition Would Create Leading Entertainment and Media Company With Numerous

Strategic and Financial Benefits, Including Enhanced Flexibility for Growth

NEW YORK, N.Y., May 7, 2021 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment”) today reported financial results for the fiscal third quarter ended March 31, 2021.

In February, the Company welcomed fans back to Madison Square Garden Arena (“The Garden”) for New York Knicks and New York Rangers home games at 10% capacity – marking The Garden’s first events with guests since March 2020. Following the end of the quarter, New York State announced that indoor venues with capacities of over 1,500, including The Garden and the Company’s other New York performance venues, will be permitted to operate at up to 30% capacity beginning May 19.

While indoor dining restrictions also eased during the quarter, many of Tao Group Hospitality’s venues continued to operate with significant capacity restrictions and others remained closed throughout the quarter. Since the close of the fiscal 2021 third quarter, Las Vegas restaurant capacity increased to 80% on May 1 and it was announced that New York City restaurant capacity will increase to 75% beginning on May 7, before going to 100% on May 19, subject to certain social distancing requirements.

For the fiscal 2021 third quarter, the Company reported revenues of $43.1 million, a decrease of $138.8 million as compared with the prior year quarter. (1)(2) In addition, the Company reported an operating loss of $108.6 million and an adjusted operating loss of $69.4 million for the fiscal 2021 third quarter, as compared to an operating loss of $155.6 million and an adjusted operating loss of $18.1 million in the prior year quarter.(3)

Executive Chairman and CEO James L. Dolan said, “It’s clear that people are eager for opportunities to gather together, and as capacity limits for our venues continue to increase, our company, with its unique collection of live entertainment assets, will be well-positioned to meet this pent-up demand. Looking ahead, we also believe the MSG Networks transaction would further strengthen our portfolio and help set the stage for long-term value creation for all shareholders.”

Segment Results for the Three and Nine Months Ended March 31, 2021 and 2020:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
$ millions	2021	2020	$	%	2021	2020	$	%
Revenues
Entertainment	$31.0	$131.6	$(100.7)	(76)%	$51.2	$576.7	$(525.5)	(91)%
Tao Group Hospitality	12.8	51.1	(38.4)	(75)%	30.5	178.9	(148.4)	(83)%
Other(4)	(0.6)	(0.9)	0.2	NM	(1.1)	(1.6)	0.5	33%

Total Revenues	$43.1	$181.9	$(138.8)	(76)%	$80.6	$753.9	$(673.3)	(89)%

Operating Loss
Entertainment	$(80.1)	$(46.9)	$(33.2)	(71)%	$(287.8)	$(47.2)	$(240.6)	NM
Tao Group Hospitality	(9.8)	(92.8)	83.0	89%	(32.3)	(82.0)	49.7	61%
Other(4)	(18.7)	(15.8)	(2.9)	(18)%	(27.7)	(24.9)	(2.8)	(11)%

Total Operating Loss	$(108.6)	$(155.6)	$46.9	30%	$(347.8)	$(154.1)	$(193.6)	(126)%

Adjusted Operating Income (Loss)
Entertainment	$(61.7)	$(17.1)	$(44.7)	NM	$(175.3)	$46.0	$(221.3)	NM
Tao Group Hospitality	(7.4)	(1.0)	(6.4)	NM	(24.9)	14.5	(39.4)	NM
Other(4)	(0.3)	(0.1)	(0.2)	NM	(0.8)	(0.2)	(0.6)	NM

Total Adjusted Operating Income (Loss)	$(69.4)	$(18.1)	$(51.3)	NM	$(201.0)	$60.2	$(261.2)	NM

Note: Does not foot due to rounding

(1)

Financial results for the three and nine months ended March 31, 2020 are presented in accordance with accounting requirements for the preparation of carve-out financial statements, reflecting the results of the entertainment businesses previously owned and operated by Madison Square Garden Sports Corp. (“MSG Sports”) through its MSG Entertainment business segment, as well as the sports bookings business previously owned and operated by MSG Sports through its MSG Sports business segment. These results do not include the impact of intercompany agreements between the Company and MSG Sports, which were effective as of the date of the spin-off (April 17, 2020) and may not reflect the level of expenses that would have been incurred by the Company had it been a stand-alone company for the period presented.

(2)	Fiscal 2020 operating results include the results for the Forum which was sold on May 1, 2020.
(3)	See page 4 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(4)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

Entertainment

For the fiscal 2021 third quarter, the Entertainment segment generated revenues of $31.0 million as compared to revenues of $131.6 million in the prior year period. The decrease in revenues primarily reflects the impact of the COVID-19 pandemic as the continued government-mandated closure and/or restrictions on the use of the Company’s venues in the quarter led to decreases of $43.1 million in event-related revenues, $30.4 million in suite license fee revenues and $26.7 million in venue-related signage and sponsorship revenues. In addition, the prior year quarter included $11.9 million in revenues from the Forum, which was sold in May 2020. These decreases were partially offset by revenues from the Company’s Arena License Agreements and Sponsorship Sales Representation Agreements with MSG Sports of $11.4 million and $4.4 million, respectively.

Fiscal 2021 third quarter direct operating expenses of $24.6 million decreased 73%, or $66.4 million, as compared with the prior year quarter, primarily reflecting the impact of the COVID-19 pandemic. The continued government-mandated closure and/or restrictions on the use of the Company’s venues in the quarter led to decreases of $28.1 million in event-related expenses at the Company’s venues, $22.1 million in venue-related signage and sponsorship expenses and $20.5 million in suite license expenses. In addition, the prior year quarter included $8.0 million in direct operating expenses from the Forum. These decreases were partially offset by other net increases of $14.8 million, primarily related to the absence of venue-operating cost carve-out adjustments in the prior year period (see note 1 on previous page).

Fiscal 2021 third quarter selling, general and administrative expenses of $67.3 million increased 1%, or $0.8 million, as compared with the prior year quarter, primarily due to professional fees of $11.0 million associated with the Company’s proposed merger with MSG Networks Inc. (“MSG Networks”). In addition, the year-over-year comparability of results was impacted by the Company’s spin-off from MSG Sports (see note 1 on previous page). These increases were largely offset by a decrease in professional fees of $9.2 million associated with litigation and MSG Sphere content development, and a decrease in employee compensation and related benefits of $10.5 million.

Fiscal 2021 third quarter operating loss increased by $33.2 million to a loss of $80.1 million and adjusted operating loss increased by $44.7 million to a loss of $61.7 million, both as compared to the prior year quarter. This primarily reflects the decrease in revenues, partially offset by the decrease in direct operating expenses.

Tao Group Hospitality

For the fiscal 2021 third quarter, the Tao Group Hospitality segment generated revenues of $12.8 million as compared to $51.1 million in the prior year period. The decrease in revenues primarily reflects the impact of the COVID-19 pandemic as capacity restrictions at re-opened venues reduced revenues by $21.2 million, while the continued closure of certain venues reduced revenues by $12.5 million.

Fiscal 2021 third quarter direct operating expenses of $10.5 million decreased 68%, or $22.7 million, as compared to the prior year quarter, primarily as a result of the impact of the COVID-19 pandemic. Employee compensation and related benefits decreased $10.8 million, primarily due to a reduction in Tao Group Hospitality’s venue staff at re-opened venues and the elimination of venue staff at closed venues. The cost of food and beverage and venue entertainment decreased $8.6 million, primarily resulting from the impact of the continued closure of certain venues and capacity restrictions at re-opened venues. In addition, rent expense decreased $2.1 million, which includes the impact of rent concessions received from landlords as a result of the pandemic.

Fiscal 2021 third quarter selling, general and administrative expenses of $11.0 million decreased 42%, or $7.9 million, as compared to the prior year quarter. This primarily reflects a $2.7 million decrease in marketing costs, a $2.7 million decrease in restaurant expenses and supplies, public relations costs, repairs and maintenance, utilities and general liability insurance, and a $1.8 million decrease in employee compensation and related benefits as well as other net decreases, partially offset by an increase in professional fees of $2.3 million, primarily related to Tao Group Hospitality’s acquisition of Hakkasan Group.

Fiscal 2021 third quarter operating loss improved by $83.0 million to a loss of $9.8 million while adjusted operating loss increased by $6.4 million to a loss of $7.4 million, both as compared to the prior year quarter. The improvement in operating loss primarily reflects the absence of a non-cash impairment charge recorded in the fiscal 2020 third quarter. The increase in adjusted operating loss reflects the decrease in revenues, partially offset by lower direct operating expenses and, to a lesser extent, lower selling, general and administrative expenses.

Other Matters

On March 26, 2021, MSG Entertainment announced plans to acquire MSG Networks in an all-stock, fixed exchange ratio transaction. Upon the closing of the transaction, MSG Networks stockholders would receive 0.172 shares of MSG Entertainment Class A or Class B common stock for each share of MSG Networks Class A or Class B common stock they own. The merger is expected to be tax-free for both MSG Entertainment and MSG Networks and their stockholders. The transaction, which is also subject to customary closing conditions, is expected to be completed during the third quarter of calendar 2021.

The proposed transaction would create a leading entertainment and media company and deliver numerous strategic and financial benefits. The combined company would be well positioned to capitalize on the significant revenue opportunity related to the expansion of legalized mobile sports gaming in its market.

The new company would also be able to more efficiently utilize MSG Entertainment’s approximately $350 million federal net operating loss as of March 31, 2021 and future bonus depreciation related to MSG Sphere at The Venetian to offset the taxable income of all of its businesses, including MSG Networks, which is a full cash taxpayer. In addition, the combined company’s enhanced financial flexibility would better position it to pursue current and future growth initiatives across both entertainment and media, including its planned state-of-the-art MSG Sphere venue in Las Vegas.

The Company continues to make significant progress on the construction of MSG Sphere. On February 7, 2020, the Company announced that the venue’s cost estimate, inclusive of core technology and soft costs, was approximately $1.66 billion. Numerous factors have impacted and will continue to impact that estimate, including the ongoing effects of the global pandemic and its impact on the global supply chain and associated costs of materials and labor, as well as changes to project design, scope and schedule. As a result of these factors, the Company estimates the cost of the venue has increased by approximately 10%. Relative to the cost estimate above, the Company’s actual construction costs for MSG Sphere incurred through March 31, 2021 were approximately $712 million, which was net of $65 million received from Las Vegas Sands Corp in Fiscal Year 2020, and which includes approximately $62 million of accrued expenses that were not yet paid as of March 31, 2021. The Company remains committed to bringing MSG Sphere to Las Vegas, which it expects to open in calendar 2023.

On April 28, 2021, Tao Group Hospitality announced that it acquired Hakkasan Group utilizing equity from one of Tao Group Hospitality’s subsidiaries, creating a global leader in premium hospitality with significant potential for future growth. The newly combined company operates 61 entertainment dining and nightlife venues in 22 markets across five continents and features a collection of widely recognized hospitality brands. The addition of Hakkasan Group also delivers an instant international foothold in destinations like London and the Middle East and increases Tao Group Hospitality’s U.S. presence in key markets such as Las Vegas, the future home of MSG Sphere.

About Madison Square Garden Entertainment Corp.

Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment experiences. The Company presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; and The Chicago Theatre. MSG Entertainment is also building a new state-of-the-art venue in Las Vegas, MSG Sphere at The Venetian, and has announced plans to build a second MSG Sphere in London, pending necessary approvals. In addition, the Company features the original production – the Christmas Spectacular Starring the Radio City Rockettes – and through Boston Calling Events, produces the Boston Calling Music Festival. Also under the MSG Entertainment umbrella is Tao Group Hospitality, with entertainment dining and nightlife brands including: Tao, Marquee, Lavo, Beauty & Essex, Cathédrale, Hakkasan and Omnia. More information is available at www.msgentertainment.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before (i) adjustments to remove the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) amortization for capitalized cloud computing arrangement costs, (iv) share-based compensation expense or benefit, (v) restructuring charges or credits, and (vi) gains or losses on sales or dispositions of businesses and associated settlements, which is referred to as adjusted operating income (loss), a non-GAAP measure. In addition to excluding the impact of the items discussed above, the impact of purchase accounting adjustments related to business acquisitions is also excluded in evaluating the Company’s consolidated adjusted operating income (loss). We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We believe that given the length of the Arena License Agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 7 of this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between MSG Entertainment and MSG Networks. In connection with the proposed transaction, MSG Entertainment and MSG Networks filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on May 6, 2021 that includes a preliminary joint proxy statement of MSG Entertainment and MSG Networks that also constitutes a prospectus of MSG Entertainment. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. MSG Entertainment and MSG Networks also intend to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the preliminary joint proxy statement/prospectus, Form S-4 or any other document which MSG Entertainment or MSG Networks may file with the SEC. INVESTORS AND SECURITY HOLDERS OF MSG ENTERTAINMENT AND MSG NETWORKS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Form S-4 and the preliminary joint proxy statement/prospectus and other documents filed with the SEC by MSG Entertainment and MSG Networks from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by MSG Entertainment will be made available free of charge on MSG Entertainment’s investor relations website at http://investor.msgentertainment.com. Copies of documents filed with the SEC by MSG Networks will be made available free of charge on MSG Networks’ investor relations website at http://investor.msgnetworks.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

MSG Entertainment, MSG Networks and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MSG Entertainment and MSG Networks securities in respect of the proposed transaction under the rules of the SEC. Information regarding MSG Entertainment’s directors and executive officers is available in MSG Entertainment’s proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on October 27, 2020. Information regarding MSG Networks’ directors and executive officers is available in MSG Networks’ proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on October 21, 2020. Investors may obtain additional information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, in the Form S-4 and preliminary joint proxy statement/prospectus regarding the proposed transaction, including any amendments thereto, as well as the definitive joint proxy statement/prospectus if and when it becomes available and other relevant materials to be filed with the SEC by MSG Entertainment and MSG Networks. Investors should read the preliminary joint proxy statement/prospectus, and the definitive joint proxy statement/prospectus if and when it becomes available, carefully before making any voting or investment decisions. These documents will be available free of charge from the sources indicated above.

Forward-Looking Statements

This document contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding the proposed transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following factors: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; MSG Entertainment’s and MSG Networks’ ability to effectively manage the impacts of the COVID-19 pandemic and the actions taken in response by governmental authorities and certain professional sports leagues; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with respect to the proposed transaction between MSG Entertainment and MSG Networks or otherwise cause the transaction not to occur; the risk that the conditions to the closing of the proposed transaction between MSG Entertainment and MSG Networks may not be satisfied or waived, including the risk that required approvals from the stockholders of MSG Entertainment and MSG Networks, regulatory clearances and other approvals are not obtained; the risk that the anticipated tax treatment of the proposed transaction between MSG Entertainment and MSG Networks is not obtained; potential litigation relating to the proposed transaction between MSG Entertainment and MSG Networks; uncertainties as to the timing of the consummation of the proposed transaction between MSG Entertainment and MSG Networks; the risk that the proposed transaction disrupts the current business plans and operations of MSG Entertainment or MSG Networks; the ability of MSG Entertainment and MSG Networks to retain and hire key personnel; unexpected costs, charges or expenses resulting from the proposed transaction; potential adverse reactions or changes to the business relationships of MSG Entertainment and MSG Networks resulting from the announcement, pendency or completion of the proposed transaction; financial community and rating agency perceptions of each of MSG Entertainment and MSG Networks and its business, operations, financial condition and the industry in which it operates; strategic or financial benefits or opportunities if the merger is completed; the impact of the merger on the liquidity position or financial flexibility and other potential impacts of the proposed transaction; opportunities related to mobile sports gaming or growth initiatives; strategic or financial benefits or opportunities if the merger is completed; the impact of the merger on the liquidity position or financial flexibility and other potential impacts of the proposed transaction; opportunities related to sports gaming or growth initiatives; and the potential impact of general economic, political and market factors on MSG Entertainment and MSG Networks or the proposed transaction. These risks, as well as other risks associated with the proposed transaction between MSG Entertainment and MSG Networks, are more fully discussed in the preliminary joint proxy statement/prospectus that are included in the registration statement on Form S-4 that was filed with the SEC in connection with the proposed transaction, and will be discussed in the definitive joint proxy statement/prospectus if and when it becomes available. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

In addition, future performance and actual results are subject to other risks and uncertainties that relate more broadly to MSG Entertainment’s and MSG Networks’ overall business and financial condition, including those more fully described in MSG Entertainment’s and MSG Networks’ filings with the SEC including their respective Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other SEC filings, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Forward-looking statements speak only as of the date made, and MSG Entertainment and MSG Networks each disclaim any obligation to update or revise any forward-looking statements except as required by applicable law.

# # #

Contacts:

Kimberly Kerns EVP and Chief Communications Officer Madison Square Garden Entertainment Corp. (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues	$43,102	$181,902	$80,617	$753,937
Direct operating expenses	35,630	124,677	105,253	466,393
Selling, general and administrative expenses	78,319	85,035	213,594	259,656
Depreciation and amortization	37,778	25,545	88,235	79,799
Impairment for intangibles, long-lived assets, and goodwill	—	102,211	—	102,211
Restructuring charges	—	—	21,299	—

Operating loss	(108,625)	(155,566)	(347,764)	(154,122)
Other income (expense):
Loss in equity method investments	(2,314)	(1,096)	(5,578)	(3,739)
Interest income	311	3,659	955	17,242
Interest expense	(14,857)	(605)	(22,941)	(1,854)
Miscellaneous income (loss), net	26,438	(17,381)	53,300	(995)

Loss from operations before income taxes	(99,047)	(170,989)	(322,028)	(143,468)
Income tax benefits	11,859	10,126	11,373	8,686

Net loss	(87,188)	(160,863)	(310,655)	(134,782)
Less: Net loss attributable to redeemable noncontrolling interests	(6,860)	(25,398)	(14,091)	(25,149)
Less: Net loss attributable to nonredeemable noncontrolling interests	(718)	(734)	(2,250)	(241)

Net loss attributable to Madison Square Garden Entertainment Corp.’s stockholders	$(79,610)	$(134,731)	$(294,314)	$(109,392)

Basic and diluted loss per common share attributable to Madison Square Garden Entertainment Corp.’s stockholders	$(3.66)	$(5.62)	$(12.51)	$(4.56)
Basic and diluted weighted-average number of common shares outstanding	24,169	23,992	24,217	23,992

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Non-cash portion of arena license fees from MSG Sports. This adjustment removes the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports.

•

Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the MSG Entertainment Employee Stock Plan, MSG Sports Employee Stock Plan and Non-Employee Director Plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s full-time workforce reductions.

•

Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Operating loss	$(108,625)	$(155,566)	$(347,764)	$(154,122)
Non-cash portion of arena license fees from MSG Sports	(7,564)	—	(8,740)	—
Share-based compensation	8,113	8,836	43,204	29,294
Depreciation and amortization(1)	37,778	25,545	88,235	79,799
Impairment for intangibles, long-lived assets, and goodwill	—	102,211	—	102,211
Restructuring charges	—	—	21,299	—
Other purchase accounting adjustments	887	841	2,735	3,029

Adjusted operating income (loss)	$(69,411)	$(18,133)	$(201,031)	$60,211

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SEGMENT RESULTS

(Dollars in thousands)

(Unaudited)

BUSINESS SEGMENT RESULTS

	Three Months Ended March 31, 2021
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$30,957	$12,790	$(645)	$43,102
Direct operating expenses	24,644	10,480	506	35,630
Selling, general and administrative expenses	67,286	11,025	8	78,319
Depreciation and amortization	19,081	1,130	17,567	37,778

Operating loss	$(80,054)	$(9,845)	$(18,726)	$(108,625)
Reconciliation to adjusted operating loss:
Non-cash portion of arena license fees from MSG Sports	(7,564)	—	—	(7,564)
Share-based compensation	6,799	1,314	—	8,113
Depreciation and amortization(1)	19,081	1,130	18,454	38,665

Adjusted operating loss	$(61,738)	$(7,401)	$(272)	$(69,411)

	Three Months Ended March 31, 2020
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$131,636	$51,143	$(877)	$181,902
Direct operating expenses	91,060	33,170	447	124,677
Selling, general and administrative expenses	66,473	18,970	(408)	85,035
Depreciation and amortization	20,978	1,697	2,870	25,545
Impairment for intangibles, long-lived assets, and goodwill	—	90,154	12,057	102,211

Operating income (loss)	$(46,875)	$(92,848)	$(15,843)	$(155,566)
Reconciliation to adjusted operating income (loss):
Share-based compensation	8,836	—	—	8,836
Depreciation and amortization(1)	20,978	1,697	3,711	26,386
Impairment for intangibles, long-lived assets, and goodwill	—	90,154	12,057	102,211

Adjusted operating income (loss)	$(17,061)	$(997)	$(75)	$(18,133)

(1)	Depreciation and amortization includes other purchase accounting adjustments of $887 and $841 for the three months ended March 31, 2021 and 2020, respectively.
(2)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SEGMENT RESULTS (Continued)

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31, 2021
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$51,181	$30,502	$(1,066)	$80,617
Direct operating expenses	71,668	31,288	2,297	105,253
Selling, general and administrative expenses	185,666	27,759	169	213,594
Depreciation and amortization	60,341	3,739	24,155	88,235
Restructuring charges	21,299	—	—	21,299

Operating loss	$(287,793)	$(32,284)	$(27,687)	$(347,764)
Reconciliation to adjusted operating loss:
Non-cash portion of arena license fees from MSG Sports	(8,740)	—	—	(8,740)
Share-based compensation	39,606	3,598	—	43,204
Depreciation and amortization(1)	60,341	3,739	26,890	90,970
Restructuring charges	21,299	—	—	21,299

Adjusted operating loss	$(175,287)	$(24,947)	$(797)	$(201,031)

	Nine Months Ended March 31, 2020
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$576,658	$178,864	$(1,585)	$753,937
Direct operating expenses	354,261	109,996	2,136	466,393
Selling, general and administrative expenses	205,691	54,432	(467)	259,656
Depreciation and amortization	63,893	6,287	9,619	79,799
Impairment for intangibles, long-lived assets, and goodwill	—	90,154	12,057	102,211

Operating income (loss)	$(47,187)	$(82,005)	$(24,930)	$(154,122)
Reconciliation to adjusted operating income (loss):
Share-based compensation	29,266	28	—	29,294
Depreciation and amortization(1)	63,893	6,287	12,648	82,828
Impairment for intangibles, long-lived assets, and goodwill	—	90,154	12,057	102,211

Adjusted operating income (loss)	$45,972	$14,464	$(225)	$60,211

(1)	Depreciation and amortization includes other purchase accounting adjustments of $2,735 and $3,029 for the nine months ended March 31, 2021 and 2020, respectively.
(2)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2021	June 30, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,277,698	$906,555
Restricted cash	24,610	17,749
Short-term investments	—	337,192
Accounts receivable, net	108,225	57,184
Net related party receivables	38,452	23,062
Prepaid expenses	58,211	62,127
Other current assets	33,560	22,633

Total current assets	1,540,756	1,426,502
Net related party receivables, noncurrent	9,614	—
Investments in nonconsolidated affiliates	47,190	52,622
Property and equipment, net	1,915,708	1,646,115
Right-of-use lease assets	211,371	220,328
Amortizable intangible assets, net	127,607	150,426
Indefinite-lived intangible assets	63,801	63,801
Goodwill	74,309	74,309
Other assets	113,840	85,103

Total assets	$4,104,196	$3,719,206

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	March 31, 2021	June 30, 2020
	(Unaudited)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$10,390	$17,258
Net related party payables, current	43,285	18,418
Current portion of long-term debt, net of deferred financing costs	4,478	5,429
Accrued liabilities:
Employee related costs	52,300	68,837
Other accrued liabilities	109,343	125,452
Operating lease liabilities, current	58,415	53,388
Collections due to promoters	19,686	31,879
Deferred revenue	215,448	189,308

Total current liabilities	513,345	509,969
Long-term debt, net of deferred financing costs	656,956	28,126
Operating lease liabilities, noncurrent	168,461	174,219
Defined benefit and other postretirement obligations	24,489	26,132
Other employee related costs	12,898	15,591
Collections due to promoters, noncurrent	5,741	—
Deferred tax liabilities, net	11,037	12,450
Other liabilities	78,605	78,279

Total liabilities	1,471,532	844,766

Redeemable noncontrolling interests	16,500	20,600
Madison Square Garden Entertainment Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,618 and 19,493 shares outstanding as of March 31, 2021 and June 30, 2020, respectively	196	195
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2021 and June 30, 2020	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2021 and June 30, 2020	—	—
Additional paid-in capital	2,781,240	2,751,318
Retained earnings	(152,378)	141,936
Accumulated other comprehensive loss	(23,592)	(51,857)

Total Madison Square Garden Entertainment Corp. stockholders’ equity	2,605,511	2,841,637
Nonredeemable noncontrolling interests	10,653	12,203

Total equity	2,616,164	2,853,840

Total liabilities, redeemable noncontrolling interests and equity	$4,104,196	$3,719,206

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2021	2020
Net cash (used in) provided by operating activities	$(293,822)	$134,196
Net cash provided by (used in) investing activities	46,037	(477,891)
Net cash provided by financing activities	617,871	268,512
Effect of exchange rates on cash, cash equivalents and restricted cash	7,918	3,916

Net increase (decrease) in cash, cash equivalents and restricted cash	378,004	(71,267)
Cash, cash equivalents and restricted cash at beginning of period	924,304	1,092,065

Cash, cash equivalents and restricted cash at end of period	$1,302,308	$1,020,798